                                                                   EXHIBIT 10.14


                          COMMENCEMENT DATE MEMORANDUM


DATE:            May 14, 1996

RE: Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and, Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                                   Agreement

         The undersigned hereby agree as follows:

         1. The Tenant Improvements (as defined in the Lease) to the Premises have been substantially completed in accordance with the terms and conditions of the Lease, subject only to "punch list" items agreed to by Landlord and Tenant pursuant to the terms of the Lease.

         2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be July 1, 1996.

         3. In accordance with the Lease, Monthly Rent (as defined in the Lease) in the amount of $31,735.03, subject to adjustment in accordance with the terms of the Lease, commences to accrue on July 1, 1996 and is due and payable in advance on the first day of each and every month during the Term (as defined in the Lease). Unless and until notified by Landlord to the contrary, Tenant shall make its rent checks payable to RCDC Associates L.P., c/o 2201 Dupont Drive, Suite 100, Irvine, California 92715.

"Landlord"

RCDC Associates L.P.,
a California limited partnership
By:      RC Development L.P.,
         a California limited partnership, General Partner
By:      131 Development, Inc.
         a California corporation, General Partner


By:      ___________________________________________
         Douglas D. O'Donnell, Director of Leasing


"Tenant"



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
Jenny Craig Products, Inc.,
a California corporation



By:      ___________________________________________________________

         Its:    ___________________________________________________



By:      ___________________________________________________________

         Its:    ___________________________________________________





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
                              STANDARD FORM LEASE
                        (INDUSTRIAL; MULTI TENANT; NET)
                                    "AS-IS"

This Lease dated May 14, 1996 (this "Lease") is entered into by and between RCDC Associates L.P., a California limited partnership ("Landlord") and Jenny Craig Products, Inc., a California corporation ("Tenant").

                                   ARTICLE I

                             BASIC LEASE PROVISIONS

         Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease:

1.       Address of Landlord:              Insignia ODonnell Commercial Group

                                           2201 Dupont Drive, Suite 100

                                           Irvine, California  92715

2.       Building Address:                 11335 Jersey Boulevard

                                           Rancho Cucamonga, California  91730

3.       Address of Tenant:

                 (a)      Notices:         445 Marine View Avenue, Suite 300

                                           Del Mar, California  92014

                 (b)      Billing:         445 Marine View Avenue, Suite 300

                                           Del Mar, California  92014

4.       Tenant's Trade Name:              Jenny Craig Products, Inc.

5.       Tenant's Contact: Mark Schoffstall   Telephone: (619) 259-7000,
         Ext. 275

6.       Premises Square Footage:  Approximately 111,351 Square Feet

         Building Square Footage:  Approximately 169,941 Square Feet

7.       Commencement Date:  July 1, 1996

8.       Term:  Five (5) years and Zero (0) Months

9.       Initial Monthly Rent:  $31,735.03/month
         (subject to adjustment per Exhibit E)

10.      Security Deposit:  $0.00

11. Permitted Uses: Warehousing and Distribution of dietic foods and other related products, all in accordance with Applicable Laws and Restrictions (as hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.

12.      Broker:  CB Commercial Real Estate Group

13.      Landlord's Architect:  Rengel & Company

14.      Guarantor:       Jenny Craig, Inc.

15.      Vehicle Parking Spaces:  Two Hundred Twenty (222)

16.      Additional Insureds:     Insignia Commercial Group
                                  RCDC Associates L.P.

17.      Tenant's Liability Insurance Limits:  $2,000,000.00
         Exhibits:

           A   Description of Premises                      G   Rules and Regulations

           B   Project Site Plan                            H   Environmental Questionnaire

           C   [INTENTIONALLY OMITTED]                      I   Landlord's Disclosures

           D   Commencement Date Memorandum                 J   Sign Criteria

           E   Adjustments to Monthly Rent                  K   Insurance Certificate

           F   Description of Restrictions                  L   Calculation of Tenants Share

         Riders:

1.  Work Letter

2.  Option to Extend Term

3.  Operating Expense Cap

4.  Limitations on Landlords Right to Self-Help





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                                   ARTICLE II

                                  DEFINITIONS

         2.1 Certain Definitions. The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease:

         "Additional Rent" means any and all sums (whether or not specifically called "Additional Rent" in this Lease) other than Monthly Rent which Tenant is or becomes obligated to pay to Landlord under this Lease. See also Rent.

         "Alterations" means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Building or the Premises after the Commencement Date, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations.

         "Applicable Laws" means the laws, rules, regulations, ordinances, restrictions, and practices described in Section 5.2.

         "Applicable Rate" means the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by applicable law.

         "Broker" means the person or entity identified in Item 12 of the Basic Lease Provisions.

         "Building" means that certain building within which the Premises are located.

         "Casualty" is defined in Section 12.1.

         "CC&R's" means the Declaration of Covenants, Conditions and Restrictions applicable to the Project recorded in the Official Records of the County and more particularly described on Exhibit F, as the same may be amended from time to time.

         "City" means the city in which the Premises are located.

         "Commencement Date" means the commencement date of the Term, described in Section 3.2.





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         "Common Area" means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants. The Common Area includes, but is not limited to, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities. Tenant's use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in Article X.

         "County" means the county in which the Premises are located.

         "Event of Default" means the Tenant defaults described in Section
15.1.

         "Guarantor" means the person(s) or entity identified in Item 14 of the Basic Lease Provisions, if any.

         "HVAC" means the heating, ventilating and air conditioning system serving the Building.

         "Hazardous Materials" is defined in Section 6.1.

         "Landlord's Agents" means Landlord's authorized agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, partners, subsidiaries, affiliates, directors, officers and employees, including without limitation the Additional Insureds named in Item 16 of the Basic Lease Provisions.

         "Landlord's Architect" means the architect or architectural firm from time to time designated by Landlord to perform the function of Landlord's Architect set forth in this Lease. Landlord's Architect initially shall be the architect or architectural firm designated in Item 13 of the Basic Lease Provisions.

         "Lease" means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

         "Monthly Rent" means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease. See also Rent.

         "Mortgage" means any mortgage, deed of trust, or similar lien on or covering the Project or any part thereof.

         "Mortgagee" means any mortgagee of a mortgage, beneficiary of a deed of trust or lender having a lien on or covering the Project or any part thereof.

         "Notice" means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to any other party which shall be in writing and given in accordance with the provisions of Section 21.6.





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
         "Operating Expenses" means, collectively, Project Costs and Real Property Taxes.

         "Premises" means the premises shown in Exhibit A, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in Exhibit A. The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

         "Premises Square Footage" means the approximate floor area of the Premises and, if the Building has a common lobby or other internal common features, then at Landlord's option, an additional factor approximating the total square footage of such common lobby and features times the ratio of Tenant's floor area to the total square footage of the Building, as determined by Landlord's Architect. The Premises Square Footage as of the execution of this Lease is set forth in Item 6 of the Basic Lease Provisions.

         "Project" means that certain real property, and all improvements thereon, including the Building and other buildings, if any, located within the boundaries of such property, shown on the Project Site Plan.

         "Project Costs" is defined in Section 7.3.

         "Project Site Plan" means Exhibit B.

         ""REA" means the Reciprocal Easement Agreement applicable to the Project, if any, recorded in the official Records of the County and more particularly described in Exhibit F, as the same may be amended from time to time.

         "Real Property Taxes" is defined in Section 7.4.

         "Rent" means Monthly Rent and Additional Rent, collectively.

         "Restrictions" means, collectively, the CC&R's, the REA and any other covenants, conditions or restrictions affecting the Premises or any portion thereof, more particularly described in Exhibit F, as the same may be amended from time to time.

         "Rules and Regulations" means the rules and regulations attached hereto as Exhibit G and any modifications thereto promulgated by Landlord or Landlord's Agents from time to time.

         "Security Deposit" means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.6.

         "Substantial Completion" and "substantially completed" means repair of the Premises following a Casualty has been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use and enjoyment of the Premises (items normally referred to as "punch list" items).





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
         "Tenant Delays" means any and all delays due to the fault of the Tenant, including without limitation Tenant's failure to deliver to Landlord prior to the Commencement Date executed copies of policies of insurance or certificates thereof as required under Section 11.8.

         Tenant's Agents" means Tenant's agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests and invites.

         "Tenant's Personal Property" means Tenant's removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

         "Term" means the term of this Lease, as provided in Section 3.2.

         "Unavoidable Delay" means any delays which are beyond a party's reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, blackouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party's reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

         2.2 Other Definitions. Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the means as there given.


                                  ARTICLE III

                               PREMISES AND TERM

         3.1 Lease of Premises. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

         3.2 Term and Commencement. Unless sooner terminated as provided herein, the Term of this Lease shall be for that period of years and months set forth in Item 8 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence on the date set forth in Item 7 of the Basic Lease Provisions (the "Commencement Date"). Promptly following the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit D.

         3.3 Early Entry. Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant's sole risk and expense, prior to the Commencement Date; provided, however, that (i) the provisions of this Lease, other than with respect to the payment of Monthly Rent, shall apply during such early





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
entry, including, but not limited to, the provisions of Article XI relating to Tenant's indemnification of Landlord, (ii) prior to any such entry, Tenant shall pay for and provided evidence of the insurance to be provided by Tenant pursuant to the provisions of Article XI, and (iii) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant's early entry and use of the Premises as reasonably determined by Landlord. Upon Tenant's breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant. Early entry by Tenant in accordance with this Section 3.3 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

         3.4 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date. Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in Section 3.3 and
Section 3.5 until possession of the Premises has been delivered to Tenant (which date shall then be deemed the "Commencement Date" for all purposes under this Lease). If, due to Landlord's delay in delivering possession of the Premises, the Commencement Date has not occurred within sixty (60) days following the date set forth in Item 7 of the Basic Lease Provisions plus periods attributable to Tenant Delays or Unavoidable Delay, Tenant may, at its option, by Notice to Landlord within ten (10) days thereafter, terminate this Lease, in which event the parties shall be discharged from all further obligations hereunder; provided, however, if Tenant fails to give such notice to Landlord within such ten-day period, Tenant shall no longer have the right to terminate this Lease under this Section 3.4. Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of Insurance or certificates thereof as required under Section 11.8.

         3.5 Tenant Delays. The Commencement Date shall not be delayed or postponed due to Tenant Delays, and the Term, Tenant's obligations to pay Rent and all of Tenant's other obligations under this Lease shall commence upon the date which would have been the Commencement Date but for Tenant Delays.

         3.6 Condition of Premises. The taking of possession or use of the Premises by Tenant for any purpose other than as provided in Section 3.3 shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair.

         3.7 No Representations. Tenant acknowledges that neither Landlord nor any of Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's Agents has agreed to undertake any alterations or additions to the Premises except as expressly provided in this Lease.

                                   ARTICLE IV

                              RENT AND ADJUSTMENTS

         4.1 Monthly Rent. From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Monthly Rent set forth in Item 9 of the Basic Lease Provisions, as the same may be adjusted from time to time as provided in Section 4.2. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's designate. Tenant's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Landlord concurrently with Tenant's execution of this Lease.

         4.2 Adjustments. Monthly Rent shall be adjusted from time to time provided in Exhibit E.

         4.3 Additional Rent. All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord's address set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within ten (10) days of receipt of Landlord's invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.

         4.4 Prorations. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the term commences or terminates.

         4.5 Late Payment Charges. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any Installment of Monthly Payment or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the seventh (7th) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event or Default under this Lease. Notwithstanding the foregoing (i) should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier's check acceptable to Landlord, and (ii) upon the third (3rd) occurrence during the Term of





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Tenant's failure to timely pay Rent when due, Landlord may, upon notice of
Tenant, require that Monthly Rent for the balance of the Term be made in quarterly installments, in advance, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.


                                   ARTICLE V

                                      USE

         5.1 Tenant's Use. Tenant shall use the Premises solely for the purposes set forth in Item 11 of the Basic Lease Provisions and shall use the Premises for no other purpose. Tenant's use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article V. Tenant, at Tenant's sole cost and expense, shall procure, maintain and make available for the proper and lawful conduct of Tenant's permitted use of the Premises. At Landlord's request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.

         5.2 Compliance with Applicable Laws. Throughout the Term, Tenant, at Tenant's sole cost and expense, shall comply with, and shall not use the Premises, Building or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Premises (including, but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 6.1), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Project or any portion thereof, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or any portion thereof, (iv) any covenants, conditions, easements or restrictions, including but not limited to the Restrictions, now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or the Restrictions, now or hereafter affecting or encumbering the Project or any portion thereof, regardless of when they become effective, (v) the Rules and Regulations, and
(vi) good business practices (collectively, (i) through (vi) above are hereinafter referred to as "Applicable Laws"). Tenant shall not commit any waste of the Premises, Building or Project, or any public or private nuisance or any other act or thing which might or would not place or permit to the placed any load upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be dumped or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash areas.





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
Tenant shall not conduct or permit any auctions, sheriff's sales or other like activities at the Project or any portion thereof.

         5.3 Restrictions. Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within fifteen(15) days of Landlord's request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant's use thereof, or Tenant's use of any other area of the Project permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions. Tenant shall hold Landlord, Landlord's Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord's Agents from and against any loss, expense, damage, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions. Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant's use and employment of the Premises.

         5.4 Landlord's Right of Entry. Landlord and Landlord's Agents shall have the right to enter the Premises at all reasonable times upon reasonable notice to Tenant, except for emergencies in which case no notice shall be required, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or maintenance and repairs, to perform Tenant's obligations as permitted herein when Tenant has failed to do so and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall endeavor to cause the least possible interference with Tenant's business. Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, and any entry to the Premises so obtained by Landlord or Landlord's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.





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
                                   ARTICLE VI

                              HAZARDOUS MATERIALS

         6.1 Definition of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(k) of the California Health and Safety Code unless Tenant establishes, to the satisfaction of Landlord, that because of the quantity, concentration, or physical or chemical characteristics, such substance or matter does not pose a present or potential hazard to human health and safety or to the environment, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter which results in liability to any person or entity from exposure to such substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, treatment or remediation.

         6.2 Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, under, from or about the Premises (which for purposes of this Article VI shall include, but is not limited to, subsurface soil and ground water) by Tenant or Tenant's Agents without the prior written consent of Landlord. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to such Hazardous Materials, and may further require that Tenant demonstrates to Landlord that such Hazardous materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all Applicable Laws regulating such Hazardous Materials and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval and monitoring in connection with the presence, storage, generation or use of Hazardous Materials on or about the Premises by Tenant, and Tenant agrees that any costs reasonably incurred by Landlord in connection with any such environmental consultant's services shall be reimbursed by Tenant to Landlord as Additional Rent upon demand.

         6.3 Environmental Questionnaire; Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit H, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant's knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve-month period prior to each Disclosure Date, and which Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord's option, Tenant's disclosure obligations under this Section 6.3 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be modified by Landlord from time to time. In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of all of the following environmental items relating to the Premises: reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Applicable Laws of this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste, generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Applicable Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials.

         6.4 Inspection; Compliance. Landlord and Landlord's Agents shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article VI, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Article VI, or in the event of a release of any Hazardous Material on, under, from or about the Premises, Landlord and Landlord's Agents shall have the right, but not the obligation, without limitation on any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article VI at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and Landlord's Agents shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. In addition, Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant's Agents of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         6.5 Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Premises or the Project caused or permitted by Tenant or Tenant's Agents results in (i) injury to any person, (ii) injury to or contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials to the Premises and the

Project and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises, the Building and the Project as required by this Lease or any Applicable Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant's Agents. If Landlord has reason to believe that Tenant or tenant's Agents may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, then Landlord may require Tenant, at Tenant's sole cost and expense, to conduct monitoring activities on or about the Premises satisfactory to Landlord, in its sole and absolute judgment, concerning such release of Hazardous Materials on, under, from or about the Premises. Notwithstanding anything in the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual or
(ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.

         6.6 Indemnification. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and Landlord's Agents, and any successors to all or any portion of Landlord's interest in the Premises, the Building and the Project and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including, but not limited to, damages, for the loss or restriction on use of rentable or usable space or any amenity of the Premises, the Building and the Project or damages arising from any adverse impact on marketing of space in the Premises, the Building and the Project), diminution in the value of the Premises, the Building and the Project, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project by Tenant or Tenant's Agents, and specifically including the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises, the Building and the Project and the preparation of any closure or other required plans, whether or not such action is required or necessary during this Term or after the expiration of this Lease.

         6.7 Tenant's Responsibility at Conclusion of Lease. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises as a result of any acts or omissions of Tenant or Tenant's Agents and (ii) no such Hazardous Materials exist on, under or about the Premises other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises, or if Landlord at any time discovers that Tenant or Tenant's Agents caused or permitted the release of a Hazardous Material on, under, from or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease.

         6.8 Landlord's Disclosures. Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit I attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit I. Notwithstanding the foregoing, Tenant will not be responsible for hazardous materials brought to the Premises by Landlord.


                                  ARTICLE VII

                      OPERATING EXPENSES; TAXES; UTILITIES

         7.1 Tenant to Bear Tenant's Share of Operating Expenses. Tenant shall pay to Landlord Tenant's Share (as defined in Section 7.2) of Operating Expenses as follows: Prior to the Commencement Date and thereafter prior to the commencement of each of Landlord's fiscal years during the Term, Landlord shall give Tenant a written estimate of Tenant's Share of Operating Expenses for the ensuing fiscal year or partial fiscal year, as the case may be. Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month concurrent with its payment of Monthly Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Operating Expenses at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment hereunder. Within a reasonable period of the time after the end of each fiscal year (in no event less than one hundred twenty (120) days after the end of each fiscal year unless sooner completed by Landlord) Landlord shall furnish Tenant a statement showing in reasonable detail Tenant's Share of the actual Operating Expenses incurred for the period in question. If Tenant's estimated payments are less than Tenant's Share of actual Operating Expenses incurred for the period in question. If Tenant's estimated payments are less than Tenant's Share of actual Operating Expenses as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment hereunder. When the final determination is made of Tenant's Share of the actual Operating Expenses for the fiscal year in which this Lease terminates, Tenant shall, even if this Lease has terminated, pay to Landlord within fifteen (15) days after notice the excess of Tenant's Share of such actual Operating Expenses over the estimate of Tenant's Share of Operating Expenses paid. Conversely, any overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Tenant's Share of Operating Expenses for the current fiscal year is or will become inadequate to meet Tenant's Share of all such Operating Expenses for any reason, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant's Share of such Operating Expenses and Tenant shall pay and increase as reflected by such supplemental estimate. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant's Share of Operating Expenses, and shall preserve for at least twelve (12) months after the close of each fiscal year all material documents evidencing said Operating Expenses for that fiscal year. Tenant, at its sole cost and expense, through any certified public accountant designated by it, shall have the right, during reasonable business hours and not more frequently than once during any fiscal year, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for the previous fiscal year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto.

         7.2 Definition of Tenant's Share. The term "Tenant's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the total square footage of the floor area, as of the date on which the computation is made, to be charged with such Operating Expense. A determination of Tenant's Share for various Operating Expenses is set forth in Exhibit L attached to and made a part of this Lease.

         7.3 Definition of Project Costs. The term "Project Costs" means all costs and expenses incurred by Landlord or Landlord's Agents in connection with the operation of the Project, including, but not limited to, the following: repair and maintenance of the roof, foundation and exterior walls of the buildings in the Project, periodic painting of the buildings in the Project, periodic cleaning of the exterior windows of the buildings in the Project, Landscaping services, outside pest control, normal maintenance and repair of the HVAC, through maintenance contracts or otherwise (but not including repair or maintenance and repair of the HVAC, unless Landlord elects to maintain the same pursuant to Section 9.2), sweeping, maintenance services, repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Project pursuant to the Restrictions, water, electrical and other utility services not supplied directly to a tenant, removal of trash, rubbish and other refuse from the Project, cleaning of and replacement of signs of the Project, including relamping and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the

Common Area; obtaining and maintaining public liability, property damage and other forms of insurance which Landlord may or is required to maintain in connection with the Project (including the payment of any deductibles thereunder); costs incurred in connection with compliance of any laws or changes in laws applicable to the Project, including without limitation any laws or changes in laws regarding Hazardous Materials; establishment of reasonable reserves for replacements and/or repair of Common Area improvements, equipment and supplies; employment of such personnel as Landlord may deem reasonably necessary, if any, to direct parking and police the Common Area and facilities; the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Project or Common Area to the extent of the amortized amount thereof over the useful life of such capital improvements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker's compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Landlord's monitoring of the Project with respect to Hazardous Materials; the cost of any tax, insurance or other consultant utilized in connection with the Project; and any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Project. Project Costs shall also include a management fee to cover Landlord's management, overhead and administrative expenses; provided, however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Project Costs shall not include any management fee to Landlord (except for any costs and/or administrative and overhead expenses reasonably incurred by Landlord in monitoring and auditing the performance delegated to the professional property manager), but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Project Costs. If Landlord elects to perform any maintenance or repair herein described in conjunction with properties other than the Project, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Project, as reasonably determined by Landlord, shall be added to and deemed a part of Project Costs hereunder. Increases in Project Costs by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in costs of trash collection because of Tenant's excessive generation of trash or increases in costs of Common Area maintenance because of Tenant's unpermitted storage of inventory or materials in the Common Area), in Landlord's reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant.

         7.4 Definition of Real Property Taxes. The term "Real Property Taxes" means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), real property or other tax (other than Landlord's net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Project or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Project or any part thereof or the Rent payable under this Lease by Tenant including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Project or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Project or any part thereof.

         7.5 Apportionment of Taxes. If the Project is assessed as part of a larger parcel, then Landlord shall equitably apportion the Real Property Taxes assessed against the real property which includes the Project and reasonably determine the amount of Real Property Taxes attributable to the Project. If other buildings exist on the assessed parcel, the Real Property Taxes apportioned to the Project shall be based upon the ratio of the square footage of all buildings within the Project to the square footage of all buildings on the assessed parcel, and the amount of Real Property Taxes so apportioned to the Project shall be included as part of Operating Expenses. Landlord's reasonable determination of such apportionment shall be conclusive.

         7.6 Tax on Improvements; Permitted Contests. Tenant shall, at Landlord's election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to any improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant may contest the amount or validity of any Real Property Taxes by appropriate proceedings, provided that Tenant gives Landlord prior Notice of any such contest and keeps Landlord advised as to all proceedings, and provided further that Tenant shall continue to reimburse Landlord for Landlord's payment of such Real Property Taxes unless such proceedings shall operate to prevent or stay such payment and the collection of the tax so contested. Landlord shall operate to prevent or stay such payment and the collection of the tax so contested. Landlord shall join in any such proceedings if any Applicable Laws shall so require, provided that Tenant shall hold harmless, indemnify, protect and defend Landlord from and against any liability, claim, demand, cost or expense in connection therewith, including, but not limited to, actual attorneys' fees and costs reasonably incurred.

         7.7 Utilities and Services. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to tenant or the Premises or used by Tenant in, on or about the Premises during the term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of Additional Rent, within ten (10) days after receipt of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs, in which event Tenant shall pay Tenant's Share of such cost in the manner set forth in Section 7.1. Landlord may also require Tenant to have any Specialized HVAC system separately metered to Tenant, at Tenant's expense. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises. No such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any Rent due hereunder.


                                  ARTICLE VIII

                                  ALTERATIONS

         8.1 Permitted Alterations. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld), except for Alterations not exceeding One Dollar ($1.00) per square foot of the Premises in aggregate cost over the Term. Notwithstanding the foregoing, without the prior written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), in no event shall any Alterations (i) affect the exterior of the Building or the outside areas (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant's sole expense in compliance with all Applicable laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date. No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant's Agents in the construction of any Alterations permitted hereunder. Tenant shall, if required by Landlord, obtain and pay for, at its own expense, a completion and indemnity bond covering such work, the form and amount of which shall be subject to the approval of Landlord. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by or on behalf of Tenant and return the Premises to its condition as of the Commencement Date of this Lease, normal wear and tear excepted. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or on behalf of Tenant (including without limitation by Landlord on behalf of Tenant) to the Premises.

         8.2 Trade Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant's Personal Property required in the conduct of its business in the Premises.

         8.3 Mechanic's Liens. Tenant shall give Landlord Notice of Tenant's intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's, or other liens to be filed against the property of which the Premises are a part or against Tenant's leasehold interest in the Premises. If Tenant fails to cause the release of record of any lien(s) filed against the Premises or its leasehold estate therein by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant's expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s), including, but not limited to, the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.


                                   ARTICLE IX

                             MAINTENANCE AND REPAIR

         9.1 Landlord's Maintenance and Repair Obligations. Landlord shall, subject to receiving Tenant's Share of Operating Expenses, and subject to Section 9.2, Article XII and Article XIII, maintain in good condition and repair the roof (excluding any skylights, but including as needed any replacement thereof), exterior walls and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord's sole discretion. Landlord shall also provide maintenance and repair services to the electrical, plumbing, and mechanical systems serving the Premises. Landlord shall not be required to make any repairs to the roof, exterior walls, foundation or any systems within the Premises unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Project Costs, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant's Agents shall be made at the expense of Tenant. Landlord's obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

         9.2 Tenant's Maintenance and Repair Obligations. Tenant shall at all times during the Term of this Lease, at Tenant's sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant's repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and all exterior entrances, all glass, windows, window casements, show window moldings, partitions, doors, door jambs, door closures, hardware, fixtures, electrical lighting and outlets, plumbing fixtures, sewage facilities, interior walls, floors, ceilings, skylights, fans and exhaust equipment, fire extinguisher equipment and systems, and all repairs to Specialized HVAC (as hereinafter defined). As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for, or on behalf of Tenant. Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 shall apply to all such repairs. Tenant's obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term. Any special or above-standard heating, ventilating and air conditioning installed by, on behalf of, or at the request of Tenant ("Specialized HVAC"), shall be paid for and maintained by Tenant at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall have the right, upon Notice to Tenant, to undertake the responsibility for maintenance and repair of automatic fire extinguisher equipment, such as sprinkler systems and alarms, Specialized HVAC and other obligations of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Project Costs and paid by Tenant in the manner set forth in Section 7.1. Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.

         9.3 Waiver. Tenant hereby waives all rights provided for by the provisions of Sections 1941 and 1942 of the California Civil Code and any present or future laws regarding Tenant's right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

         9.4 Self-Help. If Tenant refuses or fails to repair and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures, or other property or to Tenant's business by reason thereof. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant. In the event of damage to the Premises or repairs which Landlord is obligated to make pursuant to Section 9.1 above and for which (i) Landlord has received prior notice as required under this Lease and (ii) the damage or need for such repair is to such an extent as to cause an imminent threat of injury to persons or damage to personal property if repairs are not promptly performed, then provided no Event of Default has occurred and is continuing, Tenant may elect to make repairs strictly in accordance with the following: (a) before making any such repair, Tenant shall deliver to Landlord a second Notice of the need for such repair, which Notice shall specifically advise Landlord that Tenant intends to exercise its self-help rights hereunder ("Self-Help Notice"); (b) should Landlord further fail, within ten (10) days following its receipt of the Self-Help Notice, to commence the necessary repairs or make other arrangements reasonable under the circumstances, then Tenant shall have the right to make only such repairs as are necessary to secure the Premises from the imminent threat of injury to persons or damage to personal property; (c) any such repairs undertaken by Tenant shall be performed and completed in accordance with Tenant's obligations for its own repairs and Alterations under Article VIII above and Section 9.2 above; and (d) provided the damage was not caused by Tenant or Tenant's Agents, the reasonable costs of such repairs shall be reimbursed by Landlord to Tenant promptly following demand therefore, such demand to be accompanied by proper invoices or receipts and statutory lien release waivers from all contractors and material suppliers in form and content reasonably acceptable to Landlord. It is understood and agreed that in no event shall Tenant have the right to offset any costs of such repairs against Rent due hereunder. Tenant further understands and agrees that all costs so reimbursed by Landlord hereunder shall be added to and be a part of Project Costs.


                                   ARTICLE X

                            COMMON AREA AND PARKING

         10.1    Grant of Non-exclusive Common Area License and Right.
Landlord hereby grants to Tenant and its permitted subtenants, in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, to use the Common Area within the Project for vehicular parking, for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by the Restrictions, such non-exclusive license and right to be appurtenant to Tenant's leasehold estate created by this Lease.
The non-exclusive license and rights granted pursuant to the provisions of this
Article X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

         10.2 Use of Common Area. Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be undertaken with reason and judgment so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for the Landlord, Landlord's Agents, its tenants, subtenants and all persons, firms and corporations conducting business within the Project and their respective customers, guests and licensees. In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common

Area except as otherwise permitted herein and in the Restrictions, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

         10.3 Control of Common Area. Subject to provisions of the Restrictions, all Common Area and all Improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord. Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon; to discourage noncustomer parking; and to do and perform such other acts in and to said Common Area and Improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.

         10.4 Maintenance of Common Area. Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in a first-class condition, in such manner as Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon. The cost of such maintenance of the Common Area shall be included as part of Project Costs. No part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying shall be permitted upon the Common Area.

         10.5 Revocation of License. All Common Area and Improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement to Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area shall not constitute a violation of Landlord's agreements hereunder, and Tenant shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Landlord shall provide to Tenant the number of vehicle parking spaces set forth in item 15 of the Basic Lease Provisions throughout the Term (subject to the rights of Landlord under this Article X).

         10.6 Landlord's Reserved Rights. Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Premises. Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

         10.7 Parking. Tenant shall be entitled to the number of vehicle parking spaces set forth in item 15 of the Basic Lease Provisions, which spaces be unreserved and unassigned, on those portions of the Common Area designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the Common Area. There shall be no overnight parking of any vehicles of any kind, and vehicles which have been abandoned or parking in violation of the terms hereof may be towed away at the owner's expense.

                                   ARTICLE XI

                            INDEMNITY AND INSURANCE

         11.1 Indemnification. To the fullest extent permitted by law, Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify, protect and hold harmless Landlord and Landlord's Agents and any successors to all or any portion of Landlord's interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damage, loss, claim, liability and expense including, but not limited to, actual attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises or the acts or omissions of the Tenant or Tenant's Agents in or about the Premises or the Project (including but not limited to any Event of Default hereunder), or (ii) Tenant or Tenant's Agents for damage, loss or expense due to, but not limited to, bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except to the extent caused by the active negligence or willful misconduct of Landlord.

         11.2 Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance, with deductibles at the sole discretion of Landlord, covering loss or damage to the Premises, the Building, and objects owned by Landlord and normally covered under a "Boiler and Machinery" policy (as such term is used in the insurance industry), at least in the amount of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" or "special causes of action," as such terms are used in the insurance industry, including, at Landlord's option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord. A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance. The cost of such insurance policies shall be included in the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord's election, to the Mortgagees. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Project if such increase is caused by Tenant's acts, omissions, use or occupancy of the Premises. Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (i) an "all risk" or "special causes of action" property policy in the amount of the full replacement cost covering Tenant's Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (ii) an "all risk" or "special causes of action" policy of business interruption and/or loss of income insurance covering a period of two (2) years, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rent and Additional Rent only. Tenant may self-insure on Sections i and ii referenced above.

         11.3 Liability/Miscellaneous Insurance. Tenant shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and Landlord's Agents and Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverages: (i) statutory workers' compensation, (ii) employer's liability with minimum limits of Five Hundred Thousand Dollars ($500,000), (iii) comprehensive/commercial general liability insurance including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water legal liability, broad form property damage, personal injury, completed operations, products liability, independent contractors, warehouser's legal liability and, if alcoholic beverages are served, manufactured, distributed or sold in the Premises, comprehensive liquor liability, and owned, non-owned and hired vehicles, of not less than the limits set forth in Item 17 of the Basic Lease Provisions (or current limit carried, whichever is greater), naming Landlord, the Mortgagees, and the Additional insureds named in Item 16 of the Basic Lease Provisions as additional insureds, and including a cross-liability or severability of interests indorsement, and (iv) such other insurance in such form and amounts as may be required by Landlord or the Mortgagees from time to time. Landlord or Landlord's Agents on behalf of Landlord may, at

Landlord's election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Project Costs and paid by Tenant in the manner described in Section 7.1.

         11.4 Hazardous Materials. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 6.2, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense, to purchase insurance specified and approved by Landlord, with coverage of no less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, neat, attractive, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's Agents arising from such Hazardous Materials.

         11.5 Deductibles; Blanket Coverage. Any policy of insurance required pursuant to this Lease containing a deductible exceeding Five Thousand Dollars ($5,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of any deductible. Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called "blanket policy," so long as
(i) the Premises are specifically covered (by rider, endorsement or otherwise),
(ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

         11.6 Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such Increased amount of existing insurance, and such other insurance as Landlord or the Mortgagees may reasonably require.

         11.7 Sufficiency Coverage. Neither Landlord nor any of Landlord's Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease, and Tenant's liability under any provision of this Lease, including without limitation under any Indemnity provisions, shall not be limited to the amount of any insurance obtained.

         11.8 Insurance Requirements. Tenant's Insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a general policyholder's rating of not less than "A" and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord, and (iii) shall be primary, and any insurance carried by Landlord or Landlord's Agents shall be noncontributing. Tenant's policy or policies, or duly executed certificates for them in the form and content of Exhibit K attached hereto, shall be deposited with Landlord prior to the Commencement Date, and prior to renewal of such policies. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         11.10 Landlord's Disclaimer. Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the sole active negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

         11.11 Waiver of Subrogation. Landlord, except to the extent Tenant's insurance covers loss to Landlord plus Tenant's obligations with respect to maintenance and repair and payment of insurance deductibles hereunder, and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to such waiving party to the extent only that such loss or damage is insured against under any insurance policies required by this Article XI (and to the extent such insurance is inadequate to cover such loss, this waiver shall not apply to amounts of loss above such coverage). Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease. Notwithstanding the foregoing, it is agreed that in the event that any loss is due to the act, omission or negligence or willful misconduct of Tenant or Tenant's Agents, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.


                                  ARTICLE XII

                             DAMAGE OR DESTRUCTION

         12.1 Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed by fire or other casualty (a "Casualty"), Tenant shall promptly give notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.4 and 12.5 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate or Tenant has the right to terminate this Lease as provided in
Section 12.3 and Tenant elects to so terminate.

         12.2 Landlord's Right to Terminate. Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs:
(i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible

(for which Tenant shall pay Tenant's Share of such deductible); (ii) Landlord's Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of such Casualty;
(iii) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (iv) an Event of Default has occurred and is continuing at the time of such Casualty. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of its election to terminate within thirty (30) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such Notice.

         12.3 Tenant's Right to Terminate. Subject to the later terms hereof, Tenant shall have the right to terminate this Lease following the destruction of the Premises (or damage to the Premises so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises) if any of the following occurs: (i) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction, as determined by Landlord's Architect; (ii) the Premises cannot safely be repaired because of the presence of hazardous factors, including Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers; or (iii) the damage or destruction occurs during the last twelve (12) months of the Term and cannot, with reasonable diligence, be fully repaired by Landlord within ninety (90) days after the date of the destruction or damage, as determined by Landlord's Architect. Notwithstanding the foregoing, Tenant shall not have the right to terminate under this Section 12.3 if (a) a material Event of Default has occurred and is continuing at the time of such damage or destruction or at the time of exercising the right to terminate, or (b) the damage or destruction was caused, in whole or in part, by the act or omission of Tenant or Tenant's Agents. If Tenant elects to terminate this Lease pursuant to this Section 12.3, Tenant shall give Landlord Notice of its election to terminate within fifteen (15) days after the date of such damage or destruction, and this Lease shall terminate thirty (30) days after the date of such Notice.

         12.4 Effect of Termination. If this Lease is terminated following a Casualty pursuant to Section 12.2 or Section 12.3, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If neither party exercises any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, promptly following the tenth (10th) day after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon thereafter as is practicable. Tenant shall fully cooperate with Landlord in removing Tenant's Personal Property and any debris from the Premises to facilitate the making of such repairs.

         12.5 Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic building and

Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such Casualty.

         12.6 Abatement of Monthly Rent. During any period when Landlord or Landlord's Architect reasonably determines that there is substantial interference with Tenant's use of the Premises by reason of a Casualty, Rent shall be temporarily abated in proportion to the degree of such substantial interference. Such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises. Tenant's Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

         12.7 Landlord's Determination. The determination in good faith by Landlord's Architect of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference or suitability of the Premises for Tenant's use or occupancy shall be conclusive for purposes of this Article XII and Article XIII.


                                  ARTICLE XIII

                                  CONDEMNATION

         13.1 Total Taking -- Termination. If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

         13.2 Partial Taking. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord or Landlord's Architect. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant's use of the Premises, as reasonably determined by Landlord or Landlord's Architect. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior court to terminate this Lease in the event of a partial taking of the Building or Premises.

         13.3 No Apportionment of Award. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business or its moving costs, or for the loss of its goodwill.

         13.4 Temporary Taking. No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180)days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this
Section 13.4.

         13.5 Sale Under Threat of condemnation. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

                                  ARTICLE XIV

                           ASSIGNMENT AND SUBLETTING

         14.1 Prohibition. Tenant shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment, encumbrance, subletting, or other transfer in violation of the terms of this
Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall be valid or effective and, at the option of Landlord, shall constitute an Event of Default under this Lease. To the extent not prohibited by provisions of the Bankruptcy code of 1978, 11 U.S.C. Section 101 et seq. (The "Bankruptcy Code"), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord's standards for consent as set forth below. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Project the unique attraction of Tenant's name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignment shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         14.2 Landlord's Consent. In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Article XIV, such assignment or subletting shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

         14.3 Information. Regardless of whether Landlord's consent is required under this Article XIV, Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant's request for consent, evidence of insurance complying with the requirements of Article XI, a completed Environmental Questionnaire from the proposed assignee or sublessee, and the fee described in Section 14.7.

         14.4 Standard for Consent. Landlord shall, within thirty (30) days of receipt of such notice and all information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions:

                 (a)      consent to such proposed assignment or sublease;

                 (b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds; or

                 (c) if Tenant proposes to sublease all or part of the Premises for the entire remaining Term, Landlord may, at its option exercised by thirty (30) days Notice to Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and as of the thirtieth (30th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture.

         Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

                          (i) Landlord determines that the proposed assignee's or sublessee's use of the Premises conflicts with Article V or Article VI, presents an unacceptable risk, as determined by Landlord, under Article VI (and Landlord may require such assignee or sublessee to complete the Environmental Questionnaire in the manner described in Section 6.5 prior to making such determination), or conflicts with any other provision under this Lease;

                          (ii) Landlord determines that the proposed assignee or sublessee is not as financially responsible as Tenant as of the date of Tenant's request for consent or as of the effective date of such assignment or subletting;

                          (iii) Landlord determines that the proposed assignee or sublessee lacks sufficient business reputation or experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

                          (iv) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other Lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease;

                          (v) Landlord determines that the proposed assignee or sublessee (A) has been required by any prior Landlord, Lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if such contamination resulted from the proposed assignee's or sublessee's actions or use of the property in question, or (B) is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; or

                          (vi) An Event of Default has occurred and is continuing at the time of Tenant's request for Landlord's consent, or as of the effective date of such assignment or subletting.

                 Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or sublessee of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

         14.5 Bonus Value. Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

         14.6 Certain Transfers. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article XIV.

         14.7 Landlord's Fee and Expenses. If Tenant requests Landlord's consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500) and all of Landlord's out-of-pocket expenses, including but not limited to, attorneys' fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

         14.8 Transfer of the Premises by Landlord. Upon any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises. Notwithstanding the foregoing, Tenant may sublease the Premises to an affiliate without Landlord's prior approval. Said sublease shall not in any way limit Tenant's liability under the terms and conditions of the Lease.

                                   ARTICLE XV

                             DEFAULTS AND REMEDIES

         15.1 Tenant's Default. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an "Event of Default"):

                 (a) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of three (3) days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

                 (b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as provided in Article XIV hereof;

                 (c) Any of Tenant's rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

                 (d) The Premises are used for any purpose other than as permitted pursuant to Article V;

                 (e)      Tenant vacates or abandons the Premises;

                 (f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

                 (g)      Tenant fails to timely comply with the provisions of
Article VI ("Hazardous Materials"), Article XIV ("Assignment and Subletting"),
Article XVI ("Subordination; Estoppel Certificate; Financials"), Section 21.5 ("Modifications for Mortgagees") or Section 21.19 ("Authority"); or

                 (h) Tenant fails to observe, keep, perform or cure within twenty (20) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform. In the event such default reasonably could not be cured or corrected within such twenty (20) day period, but is reasonably susceptible to cure or correction, then Tenant shall not be in default hereunder if Tenant commences the cure or correction of such default within such twenty (20) day period and diligently prosecutes the same to completion after commencing such cure or correction. The Notice required by this subparagraph 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

Notices given under this Section 15.1 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such Notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

         15.2 Bankruptcy or Insolvency. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding. In the event:

                 (a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any applicable state law, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

                 (b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

                 (c) Tenant assigns its assets for the benefit of its creditors; or

                 (d) The material part of the property of Tenant or any property essential to Tenant's business or of Tenant's interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord's election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recover of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other applicable state laws.

         15.3 Landlord's Remedies. Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, exercise the following remedies:

                 (a) Landlord may terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No act by Landlord other than giving Notice to Tenant of Landlord's election to terminate Tenant's right to possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession. Termination shall terminate Tenant's right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

                          (i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

                          (ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                          (iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant's occupancy, the unamortized portion of any brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys' fees, and any other reasonable costs; and

                          (v) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.

         As used in subsections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the maximum legal rate permitted by law. As used in subsection (iii) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                 (b) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due.
In the event that Landlord elects to avail itself of the remedy provided by this subparagraph 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of

Tenant under said sublease, including, but not limited to, Tenant's right to payment of Rent as it becomes due. Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, broker's commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys' fees and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting. Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this subparagraph 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

         15.4 No Surrender. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 and 1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of an Event of Default. No act or thing done by Landlord or Landlord's Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

         15.5 Interest on Late Payments. Any Rent due under this Lease that is not paid to Landlord within three (3) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

         15.6 Attorneys' and Other Fees. All sums reasonably incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including, but not limited to, all costs, expenses and actual accountants', appraisers', attorneys' and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys' fees.

         15.7 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20) day period and thereafter diligently prosecutes the same to completion.

         15.8 Limitation of Landlord's Liability. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord Notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.

         15.9 Mortgagee Protection. Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty
(60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary , to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.5 or any other present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee's loan to Landlord.

         15.10 Landlord's Right to Perform. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant's expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys' fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         15.11 Limitation of Actions Against Landlord. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless

Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

         15.12 Waiver of Jury Trial. To the full extent permitted by law, Tenant hereby waives the right to trial by jury in any action, proceeding or counterclaim brought by Tenant on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.


                                  ARTICLE XVI

                SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

         16.1 Subordination, Attornment and Non-Disturbance. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Project, the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. No subordination shall permit material interference with Tenant's rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease. If Landlord's interest in the Premises is acquired by any ground lessor or Mortgagee, or in the event proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute an Event of Default hereunder.

         16.2 Estoppel Certificate. Tenant shall within ten (10) days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord's Agents, Mortgagees and prospective purchasers may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall constitute an Event of Default hereunder.

         16.3 Financial Information. Tenant shall deliver to Landlord, prior to the execution of this Lease, and within ten (10) days following written request therefor by Landlord at any time during the Term, Tenant's current financial statements, and Tenant's financial statements for the two (2) years prior to the current fiscal financial statement's year, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Project or any portion thereof, and to the Mortgagees of Landlord or such purchaser. Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. If any material change in Tenant's financial condition, as reflected in the Statements, occurs prior to the date of this Lease or prior to the Commencement Date, as the case may be, or if Tenant fails to inform Landlord of any such material change, Landlord shall have the right, in addition to any other rights and remedies of Landlord, to terminate this Lease by notice to Tenant given within thirty (30) days after Landlord learns of such material change.


                                  ARTICLE XVII

                               SIGNS AND GRAPHICS

         Landlord shall designate the location on the Premises, if any, for one
(1) or more exterior identification signs for Tenant. Tenant shall have no right to maintain identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, any Restrictions and any applicable municipal or other governmental permits and approvals. All such signs and graphics shall conform to the Sign Criteria set forth in Exhibit J. The cost of all signs and graphics, including the installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signs, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Landlord), Landlord may do so at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

                                 ARTICLE XVIII

                                QUIET ENJOYMENT

         Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.


                                  ARTICLE XIX

                            SURRENDER; HOLDING OVER

         19.1 Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations which Landlord requires Tenant to remove pursuant to Section 8.1 and all Tenant's Personal Property, and shall repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord's Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys' fees and costs.

         19.2 Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy of sufferance. In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease. Any such tenancy shall be subject to every other term, condition, and covenant contained in this Lease.

                                   ARTICLE XX

                            [INTENTIONALLY OMITTED]


                                  ARTICLE XXI

                   MISCELLANEOUS AND INTERPRETIVE PROVISIONS

         21.1 Broker. Landlord and Tenant each warrant and represent to the other than neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the Broker (whose commission shall be paid by Landlord), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any additional claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

         21.2 Examination of Lease. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution of this Lease by both Landlord and Tenant.

         21.3 No Recording. Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

         21.4 Quitclaim. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

         21.5 Modifications for Mortgagees. If in connection with obtaining financing for the Premises or any portion thereof, Landlord's Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not adversely affect Tenant's rights hereunder. Tenant's failure to so consent shall constitute an Event of Default under this Lease.

         21.6 Notice. Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The addresses of Landlord and Tenant are as set forth in Items 1 and 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth opposite Tenant's signature on this Lease, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Project shall be delivered to Tenant at the Premises. Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered (which shall include delivery by courier or overnight delivery service), (ii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, (iii) two (2) business days after deposit in the United States mail in Orange County or in the county in which the Premises are located, certified and postage prepaid, properly addressed to the party to be served, or (iv) upon receipt if sent in any other way. Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice.

         21.7 Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         21.8 Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

         21.9 Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         21.10 Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         21.11 Survival. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article VI, Article VII, Section 8.1, Section 9.2, Section 11.1, Section 11.10, Article XV, and
Article XIX, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

         21.12 Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         21.13 Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural and the plural includes the singular.

         21.14 Non-Agency. It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal- agent, and under no circumstances shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of Landlord and Tenant.

         21.15 Successors. The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

         21.16 Waiver; Remedies Cumulative. The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Landlord shall accept the check, letter or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

         21.17 Unavoidable Delay. Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

         21.18 Entire Agreement. This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         21.19 Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of the corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or certificate of the Secretary of the corporation, authorizing, ratifying or confirming the execution of this Lease. If Tenant is a partnership, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its partnership agreement authorizing such execution.

         21.20 Guaranty. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in Item 14 of the Basic Lease Provisions, if any, on a form of guarantee provided by Landlord.

         21.21 Exhibits; References. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

         21.22 Basic Lease Provisions. The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only. In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

         21.23 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

         21.24 Joint and Several Obligations. If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

         21.25 No Light or Air Easement. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord. This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

         21.26 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, Tenant's Agents and the property of Tenant and of Tenant's Agents from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs and paid by Tenant in the manner set forth in Section 7.1.

         21.27 Unless expressly written otherwise in the Lease, in any circumstances where Landlord's or Tenant's consent is required, said consent shall be reasonable and not delayed. In addition, there shall not be a charge or fee imposed for said consent.

         21.28 Attorneys' Fees. In the event either party places the enforcement of any provision of the Lease, or in the event of any dispute between Landlord and Tenant arising out of the Lease, the prevailing party shall be entitled to recover from the losing party, the full amount of all reasonable attorneys' fees, court costs, or other expenses related thereto. Such costs shall be recoverable whether or not suit is actually filed or a judgment entered.

         THIS LEASE is effective as of the date the last signatory necessary to execute this Lease shall have executed this Lease.

                                       "LANDLORD"


                                       RCDC Associates L.P.,
                                       a California limited partnership

                                       By: RC Development L.P.,
                                           a California limited partnership,
                                           General Partner

                                           By: 131 Development, Inc.
                                               a California corporation,
                                               General Partner


                                               By:_________________________

                                                  --------------------------
                                                  Vice President

ADDRESSES FOR NOTICES PRIOR TO         "TENANT"
COMMENCEMENT DATE:
                                       Jenny Craig Products, Inc.,
                                       a California corporation
445 Marine View Avenue
Del Mar, California  92014-3950


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                   EXHIBIT A
                            DESCRIPTION OF PREMISES


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                                   EXHIBIT B
                               PROJECT SITE PLAN


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                                   EXHIBIT D
                          COMMENCEMENT DATE MEMORANDUM


DATE:            May 14, 1996

RE: Standard Form Lease dated April 24, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and, Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                                   Agreement

         The undersigned hereby agree as follows:

         1. The Tenant Improvements (as defined in the Lease) to the Premises have been substantially completed in accordance with the terms and conditions of the Lease, subject only to "punch list" items agreed to by Landlord and Tenant pursuant to the terms of the Lease.

         2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be July 1, 1996.

         3. In accordance with the Lease, Monthly Rent (as defined in the Lease) in the amount of $31,735.03, subject to adjustment in accordance with the terms of the Lease, commences to accrue on July 1, 1996 and is due and payable in advance on the first day of each and every month during the Term (as defined in the Lease). Unless and until notified by Landlord to the contrary, Tenant shall make its Rent checks payable to RCDC Associates L.P., c/o 2201 Dupont Drive, Suite 100, Irvine, California 92715.

"Landlord"

NOT FOR SIGNATURE



"Tenant"

NOT FOR SIGNATURE

                                   EXHIBIT E
                          ADJUSTMENTS TO MONTHLY RENT

                               (FIXED ADJUSTMENT)


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

                 The Monthly Rent shall be adjusted, as of the commencement of the dates set forth below, in accordance with the following schedule:

                Months During Term                      Monthly Rent
                ------------------                      ------------
                1 - 3                                   $0.00*

                4 - 30                                  $31,735.03

                31 - 60                                 $35,075.56



*Subject to the following Deferred Rent Agreement.

                            DEFERRED RENT AGREEMENT
                             (WAIVER AND REDUCTION)


                 This Deferred Rent Agreement is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined in this Agreement shall have the same definitions as set forth in the Lease to which it is attached. The provisions of this Agreement shall supersede any inconsistent or conflicting provisions of the Lease.

                 Tenant acknowledges that the total amount of Ninety Five Thousand Two Hundred Five Dollars and 9/100 ($95,205.09) (constituting (i) Landlord's scheduled Monthly Rent for the Premises in the amount of $31,735.03 per month for months -1- through -3- of the Term and (ii) a reduction of $31,735.03 per month from Landlord's scheduled Monthly Rent for the Premises for months -1- through -3- of the Term) shall, subject to the provisions set forth below, be waived (such waived Monthly Rent being hereinafter collectively referred to as "Deferred Rent"). Notwithstanding said Deferred Rent, all of the terms and conditions of the Lease shall remain in full force and effect during said months -1- through -3- of the Term, including, without limitation, the obligation of Tenant to pay all Additional Rent as required under the Lease.

                                   EXHIBIT F
                          DESCRIPTION OF RESTRICTIONS

                                   (RCDC II)


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined in this Exhibit F shall have the same definitions as set forth in the Lease.

                 1. The CC&R's referred to in the Lease consist of that certain Declaration of Covenants, Conditions and Restrictions recorded May 13, 1983 as Instrument No. 83-104614 in the Official Records of San Bernardino County, California. Tenant acknowledges having had the opportunity to receive and review a copy of the recorded CC&Rs.

                 2. There currently is no REA (as that term is meant and defined in the Lease) encumbering the Premises.

                                   EXHIBIT G
                             RULES AND REGULATIONS

                                  (INDUSTRIAL)


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 This Exhibit sets forth the rules and regulations governing Tenant's use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

         1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

         3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

         4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

         5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant.

         6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

         7. The Premises shall not be used for manufacturing, offices or the storage of merchandise except as the same may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

         8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

         9. Neither Tenant nor any of Tenant's Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.

         10.     No animals shall be permitted at any time within the Premises.

         11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord Tenant shall refrain from or discontinue such advertising.

         12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

         13. All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

         14. All furniture, equipment and freight shall be moved in and out of the Building only at hours and in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area. Landlord will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause.

         15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

         16. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

         17. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash containers. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance. Pallets may not be disposed of in the trash containers or enclosures. The burning of trash, refuse or waste materials is prohibited.

         18. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

         19. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord or Tenant, Tenant shall pay to Landlord the costs thereof.

         20. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

         Tenant agrees to comply all such Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "Operator," "Association" or "Declarant" under any Restrictions may serve a three (3) day notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

         Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

         Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.

                                   EXHIBIT I

                             LANDLORD'S DISCLOSURES

                   (RANCHO CUCAMONGA DISTRIBUTION CENTER II)


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

                 None known at this time.

                                  EXHIBIT "J"

                                 SIGN CRITERIA


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

I. This criteria establishes the uniform policy for all Tenant identification signs for buildings at Rancho Cucamonga Distribution Center. This criteria has been established for the purpose of maintaining the overall appearance of the buildings while giving the Tenant maximum visibility. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be brought into conformity at the expense of the Tenant.

A.       GENERAL REQUIREMENTS

         1. A blueline design of each proposed sign showing size, construction material and location shall be approved by the Landlord prior to fabrication of the building sign. A paper layout of life-size copy is required for approval by the Landlord prior to production of the glass entry sign.

         2. Landlord shall direct the placement of all Tenant signs and the method of attachment to the building.

         3. All signs and sign installation must comply with all applicable Rancho Cucamonga building codes. Tenant is responsible for obtaining all required sign permits and approvals.

         4. Tenant is responsible for the fulfillment of all requirements of this criteria. Upon removal of any sign, any damage to the building will be repaired by Landlord at Tenant's expense.

         5. Landlords Disclaimer -- All signage is established on a deal by deal basis per product type and must be within city and Landlord signage parameters.

                                   EXHIBIT K
                                 (PAGE 1 OF 4)
                        SPECIFIC INSURANCE REQUIREMENTS


                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.


                          SPECIFIC LEASE REQUIREMENTS

ALL COVERAGES MUST BE PLACED WITH A BEST'S "A" RATED CARRIER, ANY LOWER RATING WILL NOT BE ACCEPTED

 General Liability                    $3,000,000       Combined Single Limit per Occurrence (Contractual
                                                       Liab., Fire & Water Legal Liab., and Cross Liab. &
                                                       Severability of Interest clause)  Note:  may be in
                                                       combination with umbrella or excess policy.

 Business Auto Liability              $1,000,000       (Stating any HIRED and NON-OWNED autos, or ANY AUTO)

 Workers Compensation                                  Statutory limits set forth by the law of the State of
                                                       California

 Employer's Liability                 $1,000,000       (If there are no employees, please provide a statement
                                                       of such)

 Business Personal Property                            ("All Risk" including Fire & Extended coverage with
                                                       Vandalism & Malicious Mischief, Tenant's Improvements
                                                       and Replacement Costs)

 Business Interruption or Loss of                      (In an amount appropriate to the monthly rents of the
 Income/Rents                                          Named Insured's business)  Naming the Landlord as
                                                       Loss Payee (WHEN REQUIRED BY LEASE)

                                   EXHIBIT K
                                 (PAGE 2 OF 4)
                        SPECIFIC INSURANCE REQUIREMENTS


SPECIFIC ENDORSEMENTS REQUIRED

Additional Insured Endorsement "HARD COPY" must be attached to certificate naming the following Additional Insureds as respects to General Liability for the Leased Premises. (may use attached ISO form #CG-2011, or carrier's equivalent endorsement)

     *Additional Insureds:     RCDC Associates L.P. (Landlord);
                               And Insignia Commercial Group, Inc. (Prop. Mgmt.)

     *Certificate Holder:      Insignia Commercial Group, Inc.
                               2201 Dupont Drive, Suite 100, Irvine, CA 92715

Primary Wording Clauses stating Additional Insured(s) insurance is non-contributing with any other insurance. (may use attached endorsement #CG-0704, or carrier's equivalent endorsement)

         Or the following statement may be provided: It is further agreed that such insurance as is afforded by this policy for the benefit of the additional insured(s) shown above shall be primary insurance, but only as respects any claims, loss or liability arising out of the operations of the named insured or from occupancy, maintenance or use of the premises by the named insured an any insurance maintained by the additional insured(s) shall be non-contributing.

30-day Notice of Cancellation: (may use attached endorsement #CG-0212, or carrier's equivalent endorsement)

WHEN REQUIRED BY LEASE: Waiver of Subrogation on Workers Compensation AND/OR Waiver of Subrogation on General Liability (may use attached ISO form #CG-2404, or carrier's equivalent endorsement)

         Or the following statement may be provided: WAIVER OF RIGHTS OF RECOVERY -- The carrier will not apply the Recovering Damages from a Third Party rule when a contract specifies that the carrier waive their subrogation rights. The carrier will only waive their subrogation rights PRIOR to the occupance of the actual loss or damage.

                                   EXHIBIT K
                                 (PAGE 3 OF 4)
                        SPECIFIC INSURANCE REQUIREMENTS


(NOTE to UNDERWRITER): If waiver(s) is not able to be provided immediately, please send a memo stating that waiver will follow upon approval and completion, OR have carrier provide a statement that they cannot comply with this request.)


PLEASE FAX IMMEDIATELY A COPY OF THE CERTIFICATE & ENDORSEMENTS TO INSIGNIA O'DONNELL COMMERCIAL GROUP, INC. (714) 851-2218, & MAIL THE ORIGINAL.

                                   EXHIBIT K
                                 (PAGE 4 OF 4)
                        SPECIFIC INSURANCE REQUIREMENTS


POLICY NUMBER:                                      COMMERCIAL GENERAL LIABILITY

        THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

             ADDITIONAL INSUREDS - MANAGERS OR LESSORS OF PREMISES




This endorsement modifies insurance provided under the following:

                   COMMERCIAL GENERAL LIABILITY COVERAGE PART

                                    SCHEDULE

1.       Designation of the Premises (Part Leased to You):
                  11335 Jersey Boulevard
                  Rancho Cucamonga
                  California

2.       Name of Person or Organization (Additional
         Insured):
                 RCDC Associates L.P.
         and     Insignia Commercial Group, Inc.
                 2201 Dupont Drive, Suite 100
                 Irvine, CA  92715

3.       Additional Premium:

(If no entry appears above, the information required to complete this endorsement will be shown in the Declaration as applicable to this endorsement.)

WHO IS INSURED (Section II) is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of the ownership, maintenance of use of that part of the Premises leased to you and shown in the Schedule and subject to the following additional exclusions.

This Insurance does not apply to:


1. Any "occurrence" which takes place after you cease to be a tenant in that Premises.

2. Structural alterations, new construction of demolition operations performed by or on behalf of the person or organization shown in the Schedule.

                                   EXHIBIT L

                         CALCULATION OF TENANT'S SHARE

                 This Exhibit is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11355 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting Provisions of the Lease.

Building and Project:

                 Tenant understands that the Premises are a part of a multi-tenant Building having the approximate square footage as set forth in
Item 6 of the Basic Lease Provisions contained in the Lease, and that the Building is part of a multi-building Project containing as of the date of the Lease approximately 635,970 square feet of space.

Product:

                 Tenant also acknowledges that the Project is or will ultimately be composed of one product types; for purposes of the Lease, the product type of Tenant, as determined by the Permitted Uses of the Premises set forth in Item 11 of the Basic Lease Provisions contained in the Lease, is industrial ("Product").

Circulation of Tenant's Share:

                 Tenant's Share of various Operating Expenses under the Lease shall be determined as a function of Building square footage, Project square footage or Product square footage, depending upon the nature of the Operating Expense to be charged. Tenant acknowledges that the total square footage of the Building, the Project or other uses of the Project by tenants in the same Product type as Tenant, may change from time to time, and that Tenant's Share under any or all of the foregoing categories may vary accordingly, effective on the first day of the month after each such change occurs.

                 Set forth below is the initial Tenant's share (i.e., calculated as of the date of the Lease) with respect to Operating Expenses to be charged as a function of the Building, of the Project, and of the Product, as of the date of the Lease. Tenant understands that (i) Landlord shall determine, in its sole discretion, what Operating Expenses are included within each category to be charged as a function of the Building, the Project or the Product, and (ii) Landlord may change the category of any Operating Expense at any time, at Landlord's sole discretion.

       Tenant's Share of the Building:   111,351/169,941 percent (65.5%)

                                  LEASE RIDER

                                  WORK LETTER

                         (Tenant Improvement Allowance)
                          (Pending Preliminary Plans)

         This Lease Rider is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

1.       APPLICATION OF EXHIBIT

         Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the Initial Premises, as more fully set forth herein.

2.       LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

         (a) Preliminary Plans. If necessary, within fifteen (15) days following execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare preliminary space plans for the Tenant Improvements (the "Preliminary Plans") which shall include, without limitation, sketches and/or drawings showing the locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list of all specialized installations and improvements and upgrade specifications determined by Tenant as required for its use of the Premises. Tenant agrees to and shall promptly and fully cooperate with Landlord's Architect and shall supply all information Landlord's Architect deems necessary for the preparation of the Preliminary Plans. Tenant acknowledges that the Preliminary Plans shall be prepared by Landlord's Architect after consultation and cooperation between Tenant and Landlord's Architect regarding the proposed Tenant Improvements and Tenant's requirements. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements. The costs associated with preparation of the Preliminary Plans shall be borne by Tenant and paid as set forth in Sections 5 and 6 of the Work Letter.

         (b) Working Drawings. If necessary, within five (5) days following full execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Preliminary Plans. The Working Drawings shall include architectural, mechanical and electrical construction drawings for the Tenant Improvements based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Tenant and paid as set forth in Sections 5 and 6 of this Work Letter.

         (c) Approval of Working Drawings. Landlord or Landlord's Architect shall submit the Working Drawings to Tenant for Tenant's review, and Tenant shall notify Landlord and Landlord's Architect within five (5) days after delivery thereof of any requested revisions. Within five (5) days after receipt of Tenant's notice, Landlord's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant for its final review and approval, which approval shall be given within three
(3) days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

         (d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

                    Reference                                Date Due                     Responsible Party
                    ---------                                --------                     -----------------
 A.    "Preliminary Plan Completion"         fifteen (15) days after full execution      Tenant and Landlord
                                             of the Lease

 B.    "Working Drawings Completion"         five (5) days after full execution of             Landlord
                                             the Lease

 C.    "Working Drawings Review"             Five (5) days after Landlord submits the           Tenant
                                             Working Drawings to Tenant

 D.    "Working Drawings Revision"           five (5) days after Tenant returns the            Landlord
                                             Working Drawings to Landlord

 E.    "Final Approval Date"                 Three (3) days after Landlord submits              Tenant
                                             the revised Working Drawings to Tenant

3.       BUILDING PERMIT

         After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.       CONSTRUCTION OF TENANT IMPROVEMENTS

         After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a guaranteed maximum cost or fixed price (at Landlord's sole option) construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Sections 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

5.       TENANT IMPROVEMENT ALLOWANCE

         Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of Fifty Thousand Dollars and No/100 ($50,000.00)) towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvements Costs:

                 (i) Preparation by Landlord's Architect of the Preliminary Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

                 (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract; and

                 (iii) All contractors' charges, general conditions, performance bond premiums, construction fees, and construction management and supervision fees.

6.       COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S EXPENSE

         (a) Cost Approval. Tenant shall pay the excess of the Tenant Improvement Costs over the amount of the Tenant Improvement Allowance available to defray such costs. Concurrent with the plan checking referred to in Section 3 of this Work Letter, Landlord shall prepare and submit to Tenant a written estimate of the amount of the remaining Tenant Improvement Costs and the Cost of the Tenant Improvement Allowance still available to defray such costs (after preparation of the Preliminary Plans and Working Drawings). Tenant shall approve or disapprove any such estimate by written notice to Landlord within three(3) days after receipt thereof. If Tenant fails to notify Landlord of its disapproval within such three (3) day period, Tenant shall be deemed to have approved such estimate. If such estimate exceeds the Tenant Improvement Allowance then still available and Tenant approves such estimate, Tenant's notice of approval shall include payment to Landlord for the full amount of such excess. If Tenant disapproves such estimate within the three (3) day period, Tenant shall be required to direct Landlord and Landlord's Architect to amend the Working Drawings in a manner satisfactory Landlord so as to reduce the estimated costs to an amount acceptable to Tenant, and any excess estimated costs remaining after such amendment shall be paid by Tenant in the manner described in the preceding sentence. Tenant shall additionally pay any costs resulting from such amendment and Tenant shall be liable for the delay in completing the Tenant Improvements and the increased costs, if any resulting from such delay. If tenant is unwilling or unable to amend the Working Drawings in a manner acceptable to Landlord, then Tenant shall be deemed to have approved of the estimate for the Working Drawings as prepared, and shall pay in full the amount of any excess estimated costs together with any costs arising from delay as a result of Tenant's actions hereunder, in the manner hereinabove provided.

         (b) Final Costs. Within sixty (60) days after completion by Landlord of the Tenant Improvements, Landlord shall determine the actual final Tenant Improvements Costs and shall submit a written statement of such amount to Tenant. If any estimate previously paid by Tenant exceeds the amount due hereunder from Tenant for such work, such excess shall be refunded to Tenant. If any amount is still due from Tenant for such work, then Tenant shall pay such amount in full within ten (10) days of receipt of Landlord's statement.

5.       CHANGE ORDERS

         Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord; (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, processing costs of any governmental entity, and increased construction, construction management and supervision fees, together with an administrative fee to Landlord to cover its change order processing costs of $100.00 per occurrence, shall be the sole and exclusive obligation of Tenant; and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with the Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Election by Tenant to not proceed with any change order shall not relieve Tenant from its obligation to pay to Landlord its administration processing charge of $100.00. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8        TENANT DELAYS

         In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by any one or more of the following:

                 (a) Tenant's failure to timely review and reasonably approve the Working Drawings or to promptly cooperate with Landlord's Architect and furnish information to Landlord for the preparation of the Preliminary Plans and Working Drawings;

                 (b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

                 (c)      Change orders requested by Tenant;

                 (d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

                 (e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

                 (f) Tenant's requested changes in the Preliminary Plans, Working Drawings or any other plans and specification after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

                 (g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

                 (h) Tenant's obtaining or failure or obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

         If the Commencement Date of the Lease is delayed by any Tenant Delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

9.       TRADE FIXTURES AND EQUIPMENT

                 Tenant acknowledge and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items and that Landlord shall have no responsibility
         whatsoever with regard thereto.   Tenant further acknowledges and
         agrees that neither the Commencement Date of the Lease nor the Payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.      FAILURE OF TENANT TO COMPLY

         Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

                               LEASE RIDER NO. 2

                             OPTION TO EXTEND TERM

                         (FAIR MARKET VALUE ADJUSTMENT)

                 This Lease Rider is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

                 The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.       Option to Extend Term.

         1. Grant of Option. Landlord hereby grants to Tenant the option (the "Option") to extend the Term of the Lease for an additional consecutive term of five (5) years and zero (0) months (the "Extension"), on the same terms and conditions as set forth in the Lease, except the Monthly Rent shall be the amount determined as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the initial Term of the Lease. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, the Option shall lapse and there shall be no further right to extend the Term of the Lease. The Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of the Option, and thereafter at all times prior to the commencement of the Extension, an Event of Default shall not have occurred and be continuing under the Lease, and (ii) Tenant has not been ten (10) or more days late in the payment of Rent more than a total of five (5) times during the Term of the Lease. If Tenant properly exercises the Option, "Term", as used herein and in the Lease, shall be deemed to include the Extension, unless specified otherwise herein or in the Lease.

         2. Personal Option. The Option is personal to Tenant. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension, the Option shall lapse and the Term of the Lease shall expire as if the Option were not exercised.

B.       Calculation of Monthly Rent.

         1. Initial Monthly Rent. If Landlord and Tenant have not agreed upon the Fair Market Value of the Premises at least ninety (90) days prior to the Rental Adjustment Date, the Fair Market Value shall be determined by the following appraisal method:

                                  (i)      If Landlord and Tenant are not able
                 to agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty-five (65) days prior to the Rental Adjustment Date, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment. Within ten (10) days thereafter, the two appointed appraiser shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as MAI or its equivalent.

                          (ii) For purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the Rental Adjustment Date, as monthly rent, to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than thirty (30) days prior to the Rental Adjustment Date. If the Fair Market Value is not determined prior to the Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Monthly Rent applicable to the Premises immediately prior to the Rental Adjustment Date until the Fair Market Value is determined. When the Fair Market Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Monthly Rent determined hereunder effective as of the Rental Adjustment Date.

         2. Adjustments to Monthly Rent. The Monthly Rent during the Extension shall be further increased, effective on the first (1st) day of the month of the annual anniversary of the date of the commencement of the Extension (each hereinafter referred to as a "CPI Adjustment Date"), by the percentage increase, if any, in the Consumer Price Index, Urban Wage Earners and Clerical Workers (Los Angeles-Anaheim-Riverside region; "All Items"; Reference Base Year 1982-1984=100), as published by the United States Department of Labor, Bureau of Labor Statistics or its successor (the "Index"), as follows: The Index for the second month preceding each CPI

Adjustment Date shall be compared with the Index for the second month preceding the last CPI Adjustment Date (or, for the first CPI Adjustment Date, the second month preceding the Rental Adjustment Date), and the Monthly Rent then in effect shall be increased by the amount of the percentage increase, if any, between them. In no event shall the Monthly Rent be reduced by reason of each computation. If the Index ceases to be published, is published less frequently or is altered in any material respect, then Landlord shall adopt, at its sole discretion, a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices. Landlord shall use diligent efforts to calculate and give Tenant notice of any such increase in the Monthly Rent on or near each CPI Adjustment Date, and Tenant shall commence to pay the increased Monthly Rent effective on the applicable CPI Adjustment Date. In the event Landlord is unable to deliver to Tenant the notice of the increased Monthly Rent at least five (5) days prior to any CPI Adjustment Date, Tenant shall commence to pay the increased Monthly Rent on the first day of the month following the receipt of such notice, which notice must be sent at least five
(5) days prior to the first day of such month (the "Payment Date"). Tenant shall also pay, together with the first payment of the increased Monthly Rent, an amount determined by multiplying the amount of the increase in Monthly Rent times the number of months that have elapsed between such CPI Adjustment Date and such Payment Date.

                               LEASE RIDER NO. 3

                             OPERATING EXPENSE CAP


         This Lease Rider is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

                 Notwithstanding anything to the contrary contained in Section
7.1 of the Lease, provided no Event of Default has occurred and is continuing,
(a) for the first twelve (12) months of the Term, Tenant's Share of Operating Expenses and Taxes (exclusive of insurance and Capital Improvements) shall not exceed five percent (5%) per annum, compounded, for each succeeding year of the initial Term of the Lease only. Tenant acknowledges and agrees that Tenant shall be responsible for Tenant's Share of all increases in Capital Improvements and insurance occurring after the twelfth (12th) month of the Term.

                               LEASE RIDER NO. 4

                  LIMITATIONS ON LANDLORD'S RIGHT TO SELF-HELP


         This Lease Rider is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership, as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

TO BE ADDED TO THE END OF SECTION 9.4:

         Notwithstanding the foregoing, if the nature of any required repair or maintenance is such that more than ten (10) days is required for its performance, then so long as no other Event of Default has occurred and is continuing and no emergency or other condition exists which poses a threat of damage or injury to persons or property if left uncorrected, Landlord shall not enter upon the Premises for the purpose of performing such repair or maintenance if Tenant commences such performance within ten (10) days from the date on which Landlord makes written demand on Tenant to effect such repair or maintenance and Tenant thereafter diligently and continuously prosecutes the same to completion.

                               LEASE RIDER NO. 5

                     LICENSE TO USE REFRIGERATION EQUIPMENT


         This Lease Rider is attached to and made a part of that certain Standard Form Lease dated May 14, 1996, by and between RCDC Associates L.P., a California limited partnership as "Landlord", and Jenny Craig Products, Inc., a California corporation, as "Tenant", for the Premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

         Landlord hereby grants to Tenant an exclusive license and right to use certain refrigeration, freezer and cooling equipment and units currently located within the Premises (collectively, the "Refrigeration Equipment") until the expiration or earlier termination of the Term of the Lease, in accordance with the agreements hereinafter set forth.

         In consideration of the foregoing license and right to use the Refrigeration Equipment, Tenant hereby agrees as follows:

         (a) Tenant shall, at Tenant's expense, continuously operate the Refrigeration Equipment, acknowledging that failure to continuously operate the Refrigeration Equipment shall adversely affect the life of such Refrigeration Equipment;

         (b) Tenant shall, at Tenant's expense, maintain and repair such Refrigeration Equipment (including without limitation any replacements required thereto) so that the Refrigeration Equipment shall at all times be in good condition and operating properly;

         (c) At least six (6) months prior to the expiration of the term of the Lease or any extensions thereof, or as soon as possible following any earlier termination of the Term, Landlord shall advise Tenant if Landlord desires Tenant to remove all or any portion of the Refrigeration Equipment from the Premises, and if Landlord so advises Tenant of same, then Tenant shall, at Tenant's expense, remove the designated Refrigeration Equipment from the Premises and repair any damage caused thereby and restore the Premises to a suitable condition without such Refrigeration Equipment.

The failure of Tenant to comply with any of the foregoing agreements shall (i) entitle Landlord, upon Notice to Tenant, to terminate this License and right to use the Refrigeration Equipment, and/or (ii) constitute an Event of Default by Tenant under this Lease.

                            LEASE GUARANTY AGREEMENT


         This Lease Guaranty Agreement (this "Guaranty"), made by Jenny Craig, Inc. ("Guarantor"), whose address for purposes hereof is 445 Marine View Avenue, Suite 300, Del Mar, California in favor of RCDC Associates L.P., a California limited partnership ("Landlord"), whose address for purposes hereof is One Technology Drive, Building G, Irvine, California is dated and shall be effective as of the 12th day of June, 1996.

                                    RECITALS

         A. Landlord and Jenny Craig Products, Inc., a California corporation ("Tenant") have agreed to enter into a Standard Form Lease of even date herewith (the "Lease") wherein Landlord shall lease to Tenant and Tenant shall lease from Landlord those certain premises known as 11335 Jersey Boulevard, Rancho Cucamonga, California, which premises are more particularly described in the Lease (the "Premises").

         B. In consideration of and as a condition in inducement to Landlord to enter into the Lease with the Tenant, Landlord has required that Guarantor execute and deliver to Landlord a guaranty of the Lease in the form of this Guaranty.

         C. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease, and Guarantor acknowledges that it has read and fully understands the terms, provisions, covenants, conditions and obligations of Tenant under the Lease.

         NOW, THEREFORE, incorporating the above Recitals by reference, and in consideration of, and as an inducement for, the execution and delivery to Tenant of the Lease by Landlord, Guarantor hereby agrees as follows:

1.       Obligations Guaranteed.

         1.1 Obligations. Guarantor hereby absolutely and unconditionally guarantees to Landlord and its legal representatives, successors and assigns, and independently assumes liability to Landlord and its legal representatives, successors and assigns, without any requirement whatsoever of resort by Landlord to any other party, for (i) the payment of all Monthly Rent, Additional Rent, and any and all other payments, costs or expenses (including but not limited to indemnifications, interest charges and attorneys' fees), however, designated, required to be paid by Tenant pursuant to the terms of the Lease and (ii) the performance of each and every other term, provision, covenant, condition or obligation of Tenant under the Lease in accordance with the terms of the Lease (collectively, the payment and performance obligations set forth in (i) and (ii) above are hereinafter called the "Obligations").

         1.2 Default. Upon any default by Tenant under the Lease, Landlord may, but need not, at its sole option, proceed directly against Guarantor, without proceeding against Tenant or any other person or entity, and without foreclosing upon, selling or otherwise disposing of or collecting or applying any collateral or other property, real or personal, which Tenant may have theretofore delivered to Landlord as security for the
payment and performance of the Obligations.   Guarantor hereby waives the right
to require Landlord to proceed against Tenant or any other person or entity, or to pursue any other remedy, and Guarantor further waives the right to have any other property of Tenant or any other person or entity first applied to the discharge of any Rent or other obligations of Tenant under the Lease.

2. Nature of Guarantor's Liability; No Exoneration or Subrogation Until All Obligations Fully Satisfied.

         2.1 Guaranty Unconditional. The guaranty by Guarantor provided for in this Guaranty is an absolute and unconditional guaranty of payment and performance, and is not a guaranty of collection, regardless of (i) the absence of any action to enforce the same by Landlord, or (ii) Landlord's obtaining any judgment against Tenant or taking any action to enforce same. The liability of Guarantor under this Guaranty is independent of the Obligations which are hereby guaranteed and of the liabilities of any other guarantors of the Obligations.

         2.2 Waiver of Formalities. Guarantor hereby fully waives all requirements, if any, of notice, demand for payment, diligence, filing of claims with a court in the event of the bankruptcy of Tenant, and all other notices of every kind or nature (including those of any action or inaction of the part of Tenant, Landlord, or anyone else) in respect of the Obligations.

         2.3 Guarantor's Consent. Guarantor hereby consents to the following:

                 (a) any and all changes, modifications, amendments, alterations, renewals, extensions, increases, reductions, releases and cancellations which may hereafter be made to the Lease or any of the Obligations (collectively, the "Modifications");

                 (b) any and all alterations, impairments, suspensions, terminations and expirations (including, without limitation, all such as might result from the Modifications or from any action or inaction of the type described in paragraph __ below) of the remedies or rights of Landlord against Tenant or any other person in respect of any of the Obligations; and

                 (c) any and all action or inaction on the part of Landlord (including, without limitation, election of remedies, amendment, substitution, surrender, release, forfeiture, enforcement, foreclosure and sale, under power of sale or otherwise), in its sole and unfettered discretion. In respect of any security (or any part thereof) now held or hereafter acquired by Landlord for the performance of the Obligations.

even though any rights or defenses which Guarantor may otherwise have, by subrogation, reimbursement, indemnification or otherwise against Tenant, Landlord or others may be diminished, destroyed or otherwise adversely affected by any such alteration, impairment, suspension, termination, expiration, action or inaction, all to the end that Guarantor shall not be exonerated, released or discharged any law, rule, arrangement or relationship now or hereafter existing, or otherwise, from its absolute, unconditional and independent liability hereunder by any such alteration, impairment, suspension, termination, expiration, action or inaction.

         2.4 Further Waivers. Guarantor waives any right pursuant to any law, rule, arrangement or relationship now or hereafter existing, or otherwise, to require or compel Landlord to (a) proceed against Tenant or any other guarantor; (b) proceed against or exhaust any security for the Obligations; or
(c) pursue any other remedy in Landlord's power whatsoever; and failure of Landlord to do any of the foregoing shall not exonerate, release or discharge Guarantor from its absolute, unconditional and independent liability to Landlord hereunder. Guarantor waives any right pursuant to any law, rule, arrangement or relationship now or hereafter existing, or otherwise, in the event that any property of Guarantor is or may be hypothecated with property of Tenant, as security for any of the Obligations, to have such property of Tenant first applied to the discharge of such Obligations. Guarantor further waives
(a) any right to plead or assert any election of remedies and (b) the defense of the statute of limitations in any action to enforce this Guaranty.

         2.5 Separate Action. Landlord may bring and prosecute a separate action against Guarantor to enforce Guarantor's liability hereunder, whether or not any action is brought against Tenant or any other person and whether or not Tenant or any other person is joined in any such action or actions. Nothing shall prohibit Landlord from exercising its rights against Guarantor, Tenant, the security, if any, for the Obligations, and any other person simultaneously, jointly and/or severally. Guarantor shall be bound by each and every ruling, order and judgment obtained by Landlord against Tenant in respect of the Obligations, whether or not Guarantor is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

         2.6 No Exoneration. Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liability hereunder, even though any rights or defenses which Guarantor may have against Tenant, Landlord or others may be destroyed, diminished or otherwise affected by any of the following:

                 (a) Any declaration by Landlord of a default in respect of any of the Obligations.

                 (b) The exercise by Landlord of any rights or remedies against Tenant or any other person.

                 (c) The failure of Landlord to exercise any rights or remedies against Tenant or any other person.

                 (d) The sale or enforcement of, or realization upon, (through judicial foreclosure, power of sale or any other means) any security for any of the Obligations, even though (i) recourse may not thereafter be had against Tenant for any deficiency or (ii) Landlord fails to pursue any such recourse which might otherwise be available, whether by way of deficiency judgment following judicial foreclosure, or otherwise.

         2.7 No Subrogation. Until all the Obligations have been performed in full, Guarantor shall have no right to subrogation, and Guarantor waives
(a) any right pursuant to any law, rule, arrangement or relationship now or hereafter existing, or otherwise, to enforce any remedy which Landlord now has or may hereafter have against Tenant and (b) any benefit of, and any right to participate in any security now or hereafter held by Landlord.

         2.8 No Discharge. Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional, and independent liability hereunder, or by the voluntary or involuntary participation by Tenant in any settlement or composition for the benefit of Tenant's creditors, either in liquidation, readjustment, receivership, bankruptcy or otherwise.

         2.9 Bankruptcy. Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant. As an example and not by way of limitation, a subsequent modification of the Lease in any reorganization case concerning Tenant shall not affect the obligation of Guarantor to discharge the Obligations in accordance with the original terms of the Lease.

3. Subordination of Guarantor's Claims. Any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated to the Obligations; and such indebtedness of Tenant to Guarantor, if any default occurs under any of the obligations and Landlord so requests, shall be collected, enforced and received by Guarantor as trustee for Landlord and be paid over to Landlord on account of the Obligations but without reducing or affecting in any manner the absolute, unconditional and independent liability of Guarantor under this Guaranty.

4. Costs of Enforcement. Guarantor agrees to indemnify Landlord for all costs and expenses, including, without limitation, all attorneys' fees whether or not legal action be instituted, incurred or paid by Landlord in enforcing this Guaranty.

5. Benefit. This Guaranty may be assigned or transferred in whole or in part by Landlord, and the benefit of this Guaranty shall automatically pass with a transfer or assignment of the Premises (or any portion thereof) to any subsequent owner thereof. All references to Landlord herein shall be deemed to include any successors or assignees or any subsequent owners of the Premises (or any portion thereof) or any of them. This Guaranty is also made for the benefit of any person claiming by, through or under Landlord and any purchaser of any security or any portion thereof at foreclosure or otherwise as a result of the exercise of any right or remedy.

6. Notices. All notices and other communications, demands or payments required or permitted under this Guaranty shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications given by personal service shall be deemed given upon receipt and if served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in a United States post office as certified or registered mail with postage prepaid and duly addressed to the party to whom such notice or communication is to be given, to the applicable address set forth above. Any party may change its address for purposes of this Section 6 by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

7. Successors. All of the terms and provisions of this Guaranty shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not.

8. Entire Agreement. This Guaranty embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

9. Headings. The headings in this Guaranty are for the purpose of reference only and shall not limit or otherwise affect the terms or provisions hereof.

10. Changes, Waivers, Etc. Neither this Guaranty nor any term or provision thereof may be changed, waived, discharged or terminated except by an instrument in writing executed by the party against which enforcement of the change, waiver, discharge or termination is sought.

11. Disclosure. Guarantor assumes full responsibility for being and remaining informed of the financial condition of Tenant and all other circumstances bearing upon the risk of nonpayment or nonperformance of any of the Obligations, and Landlord shall have no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance.

12. Governing Law. This Guaranty is being delivered in, and shall be construed in accordance with and governed by the laws of, the State of California. In the event of litigation arising out of any dispute in connection with this Guaranty, Guarantor hereby consents to the jurisdiction of the California courts.

13. Right to Execute. The person executing this Guaranty on behalf of Guarantor has the full right, power and authority to do so.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

"GUARANTOR"

Jenny Craig, Inc.



By: _____________________________________________
    Its:_________________________________________



By: _____________________________________________
    Its:_________________________________________


"LANDLORD"

RCDC Associates L.P.,
a California limited partnership

By:      RC Development L.P.,
         a California limited partnership, General Partner

         By:     131 Development, Inc.,
                 a California corporation, General Partner



                 By:      ______________________________________________
                          James B. Pierre, Asset Manager